UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)    On April 3, 2009, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of ARIAD Pharmaceuticals, Inc. (the “Company”) approved an increase in the size of the Board from five to six directors and elected A. Collier Smyth, M.D. to fill the vacancy created by the increase in the size of the Board.  Dr. Smyth was appointed to serve as a Class 2 director, until the 2011 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal.

Dr. Smyth is the former senior vice president of medical strategy – oncology at Bristol-Myers Squibb Company (BMS).  Prior to his retirement from BMS last week, Dr. Smyth led oncology medical affairs in the United States, including the U. S. life-cycle development of paclitaxel (Taxol®), carboplatin (Paraplatin®) and ifosfamide (Ifex®).  Most recently, he participated in the launch of multiple BMS oncology drugs, including cetuximab (Erbitux®), dasatinib (Sprycel®) and ixabepilone (Ixempra®).  During his thirteen-year tenure with BMS, Dr. Smyth oversaw key aspects of medical strategy, medical liaison, medical information, clinical operations, regulatory affairs, quality assurance and compliance in the oncology division of BMS.  At times, medical affairs for virology and immunoscience were added to his oncology responsibilities.

Prior to joining BMS, Dr. Smyth served as vice president of medical affairs with American Oncology Resources, Inc., now U.S. Oncology, where he was responsible for establishing the strategic priorities of the country’s largest oncology physician group practice.  Previously, Dr. Smyth was the founder and president of New Hampshire Oncology/Hematology, the first office-based medical oncology practice in New Hampshire.

He has served on numerous oncology advisory boards, committees and task forces, including the executive committee of the clinical practice committee, health care reform task force, and outcomes working group of the American Society of Clinical Oncology (ASCO), as well as the executive committee of the New Hampshire Medical Society.  Dr. Smyth has been a reviewer for oncology publications and served on the editorial board of Advances in Oncology.

In connection with his election to the Board, Dr. Smyth was appointed to serve on the Compensation Committee of the Board.  There are no arrangements or understandings between the Company and any other person pursuant to which Dr. Smyth was elected as director, nor are there any transactions between Dr. Smyth and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the press release announcing the election of Dr. Smyth to the Board is being filed herewith as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits Exhibit No.	Description
99.1	Press Release dated April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	April 8, 2009	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 6, 2009.